Exhibit 99.2

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Steven G. Martin, Christos Komissopoulos, Erik Brown, William Blank and Kathryn A. Wilson signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)   execute for and on behalf of the undersigned statements on Schedule 13D or Schedule 13G, and Forms ID, 3,4 and 5, in accordance with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such statement on Schedule 13D or Schedule 13G, or Form ID, 3, 4 or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts’ discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements on Schedule 13D or Schedule 13G, or Form ID, 3, 4 and 5, with respect to the undersigned’s holdings of and transactions in securities issued by aTyr Pharma, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 17, 2021.

ASPIRE CAPITAL FUND, LLC BY: ASPIRE CAPITAL PARTNERS, LLC BY: SGM HOLDINGS CORP.		ASPIRE CAPITAL PARTNERS, LLC BY: SGM HOLDINGS CORP.

By:	/s/ Steven G. Martin	By:	/s/ Steven G. Martin
Name:	Steven G. Martin	Name:	Steven G. Martin
Title:	President	Title:	President

SGM HOLDINGS CORP.		RED CEDAR CAPITAL CORP.

By:	/s/ Steven G. Martin	By:	/s/ Erik J. Brown
Name:	Steven G. Martin	Name:	Erik J. Brown
Title:	President	Title:	President

CHRISKO INVESTORS, INC.		WML VENTURES CORP.

By:	/s/ Christos Komissopoulos	By:	/s/ William F. Blank III
Name:	Christos Komissopoulos	Name:	William F. Blank III
Title:	President	Title:	President

STEVEN G. MARTIN		ERIK J. BROWN

/s/ Steven G. Martin		/s/ Erik J. Brown

CHRISTOS KOMISSOPOULOS		WILLIAM F. BLANK III

/s/ Christos Komissopoulos		/s/ William F. Blank III

KATHRYN A. WILSON

/s/ Kathryn A. Wilson